In re Farmland Industries, Inc		Case No. 02-50557

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JANUARY, 2004

REVENUE
Gross Income		$ 128,102,140.83
Less Cost of Goods Sold		$ 111,178,331.76
Materials	$ 111,165,365.85
Direct Labor
Overhead (Freight and Other)	$ 12,965.91
Gross Profit		$ 16,923,809.07

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 3,215,855.09
Advertising and Marketing	$ -
Insurance	$ 172,809.94
Payroll Taxes	$ 357,724.47
Lease and Rent	$ 1,010,716.27
Telephone and Utlities	$ 4,311,486.83
Attorney and other Professional Fees	$ 722,611.61
UST Quarterly Fees	$ -
Other Expenses (includes other income)	$ 10,768,896.48
Total Operating Expenses		$ 20,560,100.69
Net Income (Loss)		$ (3,636,291.62)

CURRENT ASSETS
Accounts Receivable at end of month (Does not include Intercompany)		$ 36,996,724.14
Increase (Decrease) in AR for month		$ (14,644,603.16)
Inventory at end of month		$ 74,649,453.68
Increase (Decrease) in Inventory for month		$ 2,965,086.61
Cash at end of the month		$ 383,095,738.83
Increase (Decrease) in Cash for month		$ 34,673,716.22

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (231,614.49)
Increase (Decrease) in post-petition debt		$ 9,800,015.50
Taxes Payable:
Federal Payroll Taxes	$ (9,669.30)
State Payroll Taxes	$ (5,206.11)
Local Payroll Taxes	$ 63.31
State Sales Taxes	$ (264,502.72)
Real Estate and Personal	$ (327,227.40)
Property Taxes (Real Property)	$ (350,124.71)
Other (see footnote 1)	$ (1,734,539.96)
Total Taxes Payable		$ (2,691,206.89)

Footnote 1
PRE-Fed MTR FUEL TAX-IC & SUBS (248001)	$ (5,663.77)
PRE-ST MTR FUEL TAX PAY (248101)	$ -
PRE-FED ENVIRON TAX PAY (249001)	$ -
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ (1,652.18)
USE TAX PAYABLE-AUTOMATIC FROM TAX PACK	$ -
USE TAX PAYABLE-MANUAL ENTRIES	$ (135,413.29)
FED HWY USE TAX PAY	$ -
FED MTR FUEL TAX-EST LIAB	$ (1,591,810.72)
ST MTR FUEL TAX PAY	$ -
PRE-USE TAX PAY-MANUAL (245002&12)	$ -
$ (1,734,539.96)